Exhibit 99.2
UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information and notes thereto have been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the merger and the related transaction accounting adjustments (pro forma adjustments) described in the accompanying notes.
On July 24, 2025, Pinnacle Financial Partners, Inc.(“Pinnacle”) entered into an Agreement and Plan of Merger (the “merger agreement”) with Steel Newco Inc.(“Newco”), a newly formed Georgia corporation jointly owned by Pinnacle and Synovus Financial Corp. (“Synovus”). The merger agreement provides that, upon the terms and subject to the conditions set forth therein, Pinnacle and Synovus will each simultaneously merge with and into Newco (such mergers, collectively, the “merger”), with Newco continuing as the surviving corporation in the merger and named Pinnacle Financial Partners, Inc.
Each share of common stock, par value $1.00 per share, of Pinnacle (“Pinnacle common stock”) outstanding immediately prior to the merger will be converted into the right to receive one share of Newco (“Newco common stock”) and (b) each share of common stock, par value $1.00 per share, of Synovus (“Synovus common stock”) outstanding immediately prior to the merger will be converted into the right to receive 0.5237 shares of Newco common stock. Holders of Synovus common stock will receive cash in lieu of fractional shares.
Each share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value, of Synovus (“Synovus series D preferred stock”), Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, no par value, of Synovus (“Synovus series E preferred stock”) and 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B, no par value, of Pinnacle ("Pinnacle series B preferred stock"), will be converted into the right to receive one share of an applicable newly created series of preferred stock of Newco having terms that are not materially less favorable than the Synovus series D preferred stock, Synovus series E preferred stock or Pinnacle series B preferred stock, as applicable.
The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2025, and for the year ended December 31, 2024 combine the historical consolidated income statements of Pinnacle and Synovus, giving effect to the merger as if it had been completed on January 1, 2024. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2025, combines the historical consolidated balance sheets of Pinnacle and Synovus, giving effect to the merger as if it had been completed on September 30, 2025.
The historical consolidated financial statements of Pinnacle and Synovus have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are necessary to account for the merger, in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that Pinnacle (as the accounting acquirer) believes are reasonable. The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies. Certain reclassifications have also been made to align Pinnacle’s and Synovus’ historical financial statement presentation.
The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Pinnacle and the related notes included in Pinnacles’s Annual Report on Form 10-K for the year ended December 31, 2024, and the historical unaudited condensed consolidated financial statements of Pinnacle and the related notes included in Pinnacle’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, and (ii) the historical audited consolidated financial statements of Synovus and the related notes included in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2024, and the historical unaudited consolidated financial statements of Synovus and the related notes included in Synovus’ Quarterly Report on Form 10-Q for the period ended September 30, 2025, each of which is incorporated by reference herein.
The unaudited pro forma condensed combined financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future.
The merger is being accounted for as a business combination using the acquisition method with Pinnacle as the accounting acquirer, as Newco was determined to not be substantive, in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate purchase consideration will be allocated to Synovus’ assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the merger. The process of valuing the net assets of Synovus immediately prior to the merger, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the purchase consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill.

The unaudited pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, restructuring, severance and retention expenses, asset dispositions, and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.
As of the date of this filing, Pinnacle has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Synovus assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain Synovus assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. A final determination of the fair value of Synovus’ assets and liabilities will be based on Synovus’ actual assets and liabilities as of the date the merger closes (“closing date”) and, therefore, cannot be made prior to the completion of the merger. In addition, the value of the merger consideration to be paid in shares of Newco common stock upon the completion of the merger will be determined based on the closing price of Pinnacle’s common stock on the closing date and the number of issued and outstanding shares of Synovus common stock immediately prior to the closing. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and the differences may be material.
Further, Pinnacle has not identified all adjustments necessary to conform Synovus’ accounting policies to Pinnacle’s accounting policies. Upon completion of the merger, or as more information becomes available, the combined company will perform a more detailed review of Pinnacle’s accounting policies and Synovus’ accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.
As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Pinnacle estimated the fair value of certain Synovus assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in Synovus’ SEC filings and other publicly available information. Until the merger is completed, both companies are limited in their ability to share certain information.
Upon completion of the merger, a final determination of the fair value of Synovus assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information.

PINNACLE AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET AS OF SEPTEMBER 30, 2025

	Pinnacle	Synovus	Pro Forma	Note	Pro Forma
in thousands	As Reported	As Reported	Adjustments	4	Combined
ASSETS
Cash and cash equivalents	$3,265,610	$2,266,563	$(64,333)	A	$5,467,840
Securities purchased under agreements to resell	83,120	7,644	—		90,764
Securities available for sale	6,411,806	7,575,468	—		13,987,274
Securities held to maturity	2,644,802	2,450,885	15,380	B	5,111,067
Loans held for sale	175,396	147,811	(356)	C	322,851
Loans	37,932,613	43,753,234	(1,294,426)	D	80,391,421
Less: allowance for loan losses	(434,450)	(469,521)	—	E	(903,971)
Loans, net	37,498,163	43,283,713	(1,294,426)		79,487,450
Premises, equipment, and software, net	337,552	376,013	237,000	F	950,565
Goodwill	1,848,904	480,440	650,928	G	2,980,272
Core deposits and other intangible assets, net	18,108	26,436	1,193,164	H	1,237,708
Other assets	3,680,088	3,870,202	55,039	I	7,605,329
Total assets	$55,963,549	$60,485,175	$792,396		$117,241,120

LIABILITIES AND EQUITY
Deposits
Non-interest bearing	$8,952,978	$11,053,423	$—		$20,006,401
Interest-bearing	36,774,146	38,950,306	(23,125)	J	75,701,327
Total deposits	45,727,124	50,003,729	(23,125)		95,707,728
Federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings	325,573	62,467	—		388,040
Federal Home Loan Bank advances, subordinated debt, and other borrowings	2,203,486	3,008,195	42,898	K	5,254,579
Other liabilities	851,174	1,571,580	—		2,422,754
Total liabilities	49,107,357	54,645,971	19,773		103,773,101
Shareholders' equity:
Preferred stock	217,126	537,145	34,055	L	788,326
Common stock	77,558	172,734	(98,583)	L	151,709
Additional paid-in capital	3,141,416	3,999,363	2,250,475	L	9,391,254
Treasury stock	—	(1,359,096)	1,359,096	L	—
Retained earnings	3,579,862	3,145,388	(3,431,825)	L	3,293,425
Accumulated other comprehensive income (loss), net	(159,770)	(676,797)	676,797	L	(159,770)
Total shareholders' equity	6,856,192	5,818,737	790,015		13,464,944
Noncontrolling interest in subsidiary	—	20,467	(17,392)	M	3,075
Total equity	6,856,192	5,839,204	772,623		13,468,019
Total liabilities and equity	$55,963,549	$60,485,175	$792,396		$117,241,120

See accompanying notes to unaudited pro forma condensed combined financial statements.

PINNACLE AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2025

	Pinnacle	Synovus	Pro Forma	Note	Pro Forma
in thousands, except per share data	As Reported	As Reported	Adjustments	5	Combined
Interest income:
Loans	$1,704,356	$1,989,498	$138,357	A	$3,832,211
Securities	275,980	278,512	90,292	B	644,784
Other	103,841	65,516	—		169,357
Total interest income	2,084,177	2,333,526	228,649		4,646,352

Interest expense:
Deposits	852,171	842,157	—		1,694,328
Borrowings	87,509	102,102	(8,043)	D	181,568
Other	3,671	627	—		4,298
Total interest expense	943,351	944,886	(8,043)		1,880,194
Net interest income	1,140,826	1,388,640	236,692		2,766,158
Provision for credit losses	73,144	35,855	—		108,999
Net interest income after provision for credit losses	1,067,682	1,352,785	236,692		2,657,159
Noninterest income:
Service charges on deposit accounts	52,410	74,675	—		127,085
Investment securities gains (losses), net	(12,512)	1,742	—		(10,770)
Other non-interest revenue	331,923	314,880	—		646,803
Total noninterest income	371,821	391,297	—		763,118

Noninterest expense:
Salaries and other personnel expense	540,336	575,006	—		1,115,342
Equipment and occupancy	143,133	146,330	9,875	G	299,338
Amortization of intangibles	4,215	7,882	132,394	H	144,491
Other noninterest expense	177,388	243,246	—		420,634
Total noninterest expense	865,072	972,464	142,269		1,979,805
Income before income tax expense	574,431	771,618	94,423		1,440,472
Income tax expense	102,347	163,122	23,889	J	289,358
Net income	472,084	608,496	70,534		1,151,114
Less: Net income (loss) attributable to noncontrolling interest	—	(1,227)	1,335	K	108
Net income attributable to shareholders	472,084	609,723	69,199		1,151,006
Less: Preferred stock dividends	11,394	34,122	—		45,516
Net income available to common shareholders	$460,690	$575,601	$69,199		$1,105,490
Net income per common share, basic	$6.00	$4.13			$7.37
Net income per common share, diluted	5.96	4.10			7.35
Weighted average common shares outstanding, basic	76,841	139,452	(66,363)	L	149,930
Weighted average common shares outstanding, diluted	77,243	140,289	(67,200)	L	150,332
See accompanying notes to unaudited pro forma condensed combined financial statements.

PINNACLE AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2024

	Pinnacle	Synovus	Pro Forma	Note	Pro Forma
in thousands, except per share data	As Reported	As Reported	Adjustments	5	Combined
Interest income:
Loans	$2,221,063	$2,773,457	$169,524	A	$5,164,044
Securities	318,445	329,478	120,389	B	768,312
Other	158,590	90,654	—		249,244
Total interest income	2,698,098	3,193,589	289,913		6,181,600

Interest expense:
Deposits	1,203,455	1,329,932	23,124	C	2,556,511
Borrowings	123,661	109,657	(10,725)	D	222,593
Other	5,392	4,423	—		9,815
Total interest expense	1,332,508	1,444,012	12,399		2,788,919
Net interest income	1,365,590	1,749,577	277,514		3,392,681
Provision for credit losses	120,589	136,685	251,935	E	509,209
Net interest income after provision for credit losses	1,245,001	1,612,892	25,579		2,883,472
Noninterest income:
Service charges on deposit accounts	59,394	91,647	—		151,041
Investment securities gains (losses), net	(71,854)	(256,660)	—		(328,514)
Other non-interest revenue	383,638	404,617	—		788,255
Total noninterest income	371,178	239,604	—		610,782

Noninterest expense:
Salaries and other personnel expense	621,031	737,467	72,015	F	1,430,513
Equipment and occupancy	166,002	187,451	13,167	G	366,620
Amortization of intangibles	6,254	11,609	194,018	H	211,881
Other noninterest expense	241,683	311,016	59,500	I	612,199
Total noninterest expense	1,034,970	1,247,543	338,700		2,621,213
Income before income tax expense	581,209	604,953	(313,121)		873,041
Income tax expense	106,153	125,502	(79,220)	J	152,435
Net income	475,056	479,451	(233,901)		720,606
Less: Net income (loss) attributable to noncontrolling interest	—	(3,009)	1,781	K	(1,228)
Net income attributable to shareholders	475,056	482,460	(235,682)		721,834
Less: Preferred stock dividends	15,192	42,903	—		58,095
Net income available to common shareholders	$459,864	$439,557	$(235,682)		$663,739
Net income per common share, basic	$6.01	$3.05			$4.44
Net income per common share, diluted	5.96	3.03			4.42
Weighted average common shares outstanding, basic	76,461	144,164	(71,075)	L	149,550
Weighted average common shares outstanding, diluted	77,131	144,998	(71,909)	L	150,220
See accompanying notes to unaudited pro forma condensed combined financial statements.

PINNACLE AND SUBSIDIARIES NOTES TO UNAUDITED
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1. Basis of Presentation
The accompanying unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X.
As discussed in Note 2, certain reclassifications were made to align Pinnacle’s and Synovus’ financial statement presentation. The accounting policies of both Pinnacle and Synovus are in the process of being reviewed in detail. Upon completion of such review, additional conforming adjustments or financial statement reclassification may be necessary.
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Pinnacle as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of Pinnacle and Synovus. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their fair values as of the closing date, while transaction costs associated with the business combination are expensed as incurred. The excess of purchase consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of the aggregate purchase consideration depends upon certain estimates and assumptions, all of which are preliminary. As of the date of this filing, Pinnacle has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of Synovus assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain Synovus assets and liabilities are presented at their respective carrying amounts and should therefore be treated as preliminary. A final determination of the fair value of Synovus’ assets and liabilities will be based on Synovus’ actual assets and liabilities as of the closing date of the merger and, therefore, cannot be made prior to the consummation of the merger. The allocation of the aggregate purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the merger could differ materially from the preliminary allocation of aggregate purchase consideration. The final valuation will be based on the actual net tangible and intangible assets of Synovus existing at the closing date of the merger.
The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2025 and for the year ended December 31, 2024 combine the historical consolidated income statements of Pinnacle and Synovus, giving effect to the merger as if it had been completed on January 1, 2024. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2025 combines the historical consolidated balance sheets of Pinnacle and Synovus, giving effect to the merger as if it had been completed on September 30, 2025.
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the merger or any acquisition and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Pinnacle believes are reasonable under the circumstances.
Note 2. Reclassification Adjustments
During the preparation of the unaudited pro forma condensed combined financial information, Pinnacle management performed a preliminary analysis of Synovus’ financial information to identify differences in accounting policies and differences in balance sheet and income statement presentation as compared to the presentation of Pinnacle. At the time of preparing the unaudited pro forma condensed combined financial information, Pinnacle had not identified all adjustments necessary to conform Synovus’ accounting policies to Pinnacle’s accounting policies. Pinnacle had also not identified all adjustments necessary to conform Synovus’ financial statement presentation classification and Pinnacle’s financial statement presentation classification.
Certain changes to financial statement presentation have been made to conform Pinnacle’s and Synovus’ historical financial statement presentation. Following the completion of the merger, or as more information becomes available, Pinnacle will finalize the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

Additionally, certain financial statement captions have been combined for purposes of presenting in condensed form in accordance with Article 11 of Regulation S-X.
Note 3. Preliminary Purchase Price Allocation
The following table summarizes the determination of the preliminary estimated purchase price consideration. The value of the purchase consideration to be paid by Pinnacle in shares of common stock upon the consummation of the merger will be determined based on the closing price of Pinnacle common stock on the closing date and the number of issued and outstanding shares of Synovus common stock. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and the differences may be material. The preliminary estimated purchase consideration could significantly differ from the amounts presented due to movements in Pinnacle’s share price up to the closing date. A sensitivity analysis related to the fluctuation in Pinnacle's share price was performed to assess the impact a hypothetical change of 10% (increase or decrease) on the closing price of Pinnacle common stock on October 31, 2025 would have on the estimated preliminary aggregate purchase consideration and its impact on the preliminary goodwill as of the closing date.

in thousands, except share and per share amounts
	October 31, 2025	10% increase	10% decrease
Estimated Synovus shares outstanding (i)	139,562,426	139,562,426	139,562,426
Exchange ratio	0.5237	0.5237	0.5237
Total Newco common stock shares to be issued	73,088,842	73,088,842	73,088,842
Price per share of Pinnacle common stock	$85.21	$93.73	$76.69
Preliminary consideration for common stock	$6,227,900	$6,850,617	$5,605,183
Consideration for equity awards (ii)	28,906	28,906	28,906
Preferred stock fair value adjustment	34,055	34,055	34,055
Total pro forma purchase price consideration	$6,290,861	$6,913,578	$5,668,144

Preliminary goodwill	$1,131,368	$1,754,085	$508,651
(i) For purposes of the unaudited pro forma condensed combined balance sheet, the estimated merger consideration is based on the total number of shares of Synovus common stock issued and outstanding as of October 31, 2025 and the closing price per share of Pinnacle common stock on October 31, 2025.
(ii) Estimated based upon unvested restricted stock awards outstanding as of October 31, 2025. This preliminary estimate could differ significantly from the amounts presented due to movements in Pinnacle’s share price and changes in unvested awards.
The assumed accounting for the merger, including the preliminary purchase consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon preliminary estimates of fair value. The final determination of the estimated fair values, the assets’ useful lives, and the amortization methods are dependent upon certain valuations and other analyses that have not yet been completed. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Pinnacle believes are reasonable under the circumstances. The purchase price adjustments relating to the Pinnacle and Synovus combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the allocation of the preliminary purchase consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Synovus, as if the merger had been completed on September 30, 2025, with the excess recorded to goodwill:

in thousands
Synovus Net Assets at Fair Value
Assets acquired:
Cash and cash equivalents	$2,266,563
Securities purchased under agreements to resell	7,644
Investment securities	10,041,733
Loans held-for-sale	147,455
Loans, net	42,241,222
Premises, equipment, and software, net	613,013
Other intangible assets	1,219,600
Other assets	3,828,228
Total assets acquired	60,365,458
Liabilities assumed:
Deposits	49,980,605
Borrowings	3,113,560
Other liabilities	1,571,580
Total liabilities assumed	54,665,745
Preferred stock	537,145
Non-controlling interest	3,075
Total liabilities and equity	55,205,965
Net assets acquired	5,159,493
Preliminary pro forma goodwill	1,131,368
Estimated preliminary purchase price consideration	$6,290,861
Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The following pro forma adjustments have been reflected in the Pro Forma Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet. All adjustments are based on preliminary assumptions and valuations, which are subject to change once further analyses are performed and as additional information becomes available. Certain adjustments were derived from July 2025 valuations. Changes in interest rates could have a material impact on these valuations.
All taxable adjustments were calculated using a statutory tax rate of 25.3% to arrive at deferred tax asset or liability adjustments. The total effective tax rate of the combined company following the merger could be significantly different depending on the post-acquisition geographical mix of income and other factors. Because the tax rate used for this unaudited pro forma condensed combined financial information is an estimate, it will likely vary from the actual rate in periods subsequent to the completion of the business combination and those differences may be material.

A.Adjustment to cash and cash equivalents for the payment of expected merger-related transaction and change in control costs.
B.Adjustment to securities classified as held to maturity to reflect the estimated fair value of the acquired investment securities. The adjustment includes the following:

September 30, 2025
in thousands
Reversal of historical Synovus discount related to the conversion of securities from available for sale to held to maturity	$594,453
Estimate of fair value adjustment for held to maturity securities	(579,073)
Net fair value pro forma adjustment	$15,380

C.Adjustment to loans held for sale to reflect the estimated fair value of acquired loans held for sale.
D.Adjustment to loans reflects estimated fair value adjustments, which include lifetime credit loss expectations for loans, current interest rates and liquidity. This fair value adjustment excludes certain immaterial loan portfolios such as credit cards. The adjustment includes the following:

September 30, 2025
in thousands
Estimate of lifetime credit losses on acquired loans	$(469,521)
Estimate of fair value related to current interest rate and liquidity	(1,042,491)
Net fair value pro forma adjustments	(1,512,012)
Gross up of Purchase Credit Deteriorated (“PCD”) loans for credit mark	217,586
Net change to loans resulting from the merger	$(1,294,426)

E.Adjustments to the allowance for loan losses include the following:

September 30, 2025
in thousands
Reversal of historical Synovus’ allowance for loan losses	$469,521
Establishment of the allowance for loan losses for PCD loans’ estimated lifetime losses	(217,586)
Net pro forma transaction accounting adjustments to the allowance for loan losses	251,935
Establishment of the allowance for loan losses for non-PCD loans’ estimated lifetime losses	(251,935)
Net change to the allowance for loan losses resulting from the merger	$—

F.Adjustment to premises, equipment and software, net to reflect the estimated fair value of acquired premises and equipment.
G.Eliminate the historical Synovus goodwill of $480.4 million at the closing date and record estimated goodwill associated with the merger of $1.1 billion.
H.Eliminate the historical Synovus other intangible assets of $26.4 million at the closing date and record an estimated core deposit intangible of $1.0 billion and a wealth customer relationships intangible of $197.0 million related to the merger.

I.Adjustments to other assets include the following:

September 30, 2025
in thousands
Adjustment to reflect the preliminary estimated decrease to deferred tax assets resulting from proforma fair value adjustments for acquired financial assets and liabilities	$(41,974)
Adjustment to reflect the preliminary estimated tax effect of other transaction adjustments	97,013
Net pro forma transaction accounting adjustments to other assets	$55,039
J.Adjustment to deposits to reflect the estimated fair value of certificates of deposits.
K.Adjustment to Federal Home Loan Bank advances, subordinated debt, and other borrowings to reflect the estimated fair value of Synovus long-term debt.
L.Adjustments to shareholders’ equity consist of the following:

	Preferred Stock	Common Stock	Additional Paid-in Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income
in thousands
Pro forma transaction accounting adjustments:
Elimination of Synovus historical equity balances	$—	$(172,734)	$(3,999,363)	$1,359,096	$(3,145,388)	$676,797
Issuance of shares of Newco Common Stock to Synovus common shareholders	—	73,089	6,154,811	—	—	—
Represents the estimated fair value adjustment to the Synovus series D and series E preferred stock and its conversion to Newco preferred stock	34,055	—	—	—	—	—
Represents the estimated consideration for equity awards	—	—	28,906	—	—	—
Establishment of the allowance for loan losses for non-PCD loans estimated lifetime losses net of tax	—	—	—	—	(188,195)	—
Issuance of shares of Newco common stock related to change in control equity issuance	—	1,062	66,121	—	—	—
Represents after-tax transaction fees and expenses related to the merger	—	—	—	—	(98,242)	—
Net pro forma transaction accounting adjustments to equity	$34,055	$(98,583)	$2,250,475	$1,359,096	$(3,431,825)	$676,797

M.Adjustment to noncontrolling interest in subsidiary to reflect impact of purchase accounting adjustments related to Synovus noncontrolling interest.
Note 5. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Income
The following pro forma adjustments have been included in the Pro Forma Adjustments column to give effect as if the merger had been completed on January 1, 2024 in the accompanying unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2025 and the year ended December 31, 2024. All adjustments are based on preliminary assumptions and valuations, which are subject to change once further analyses are performed and as additional information becomes available. Certain adjustments were derived from July 2025 valuations. Changes in interest rates could have a material impact on these valuations.
All taxable adjustments were calculated using a statutory tax rate of 25.3%. The total effective tax rate of the combined company following the merger could be significantly different depending on the post-acquisition geographical mix of income and other factors. Because the tax rate used for this unaudited pro forma condensed combined financial information is an estimate, it will likely vary from the actual rate in periods subsequent to the completion of the business combination and those differences may be material.
A.Adjustments to interest income on loans of $138.4 million and $169.5 million for the nine months ended September 30, 2025 and the year ended year ended December 31, 2024, respectively, to record the estimated accretion of the discount on acquired loans. Pro forma accretion was estimated using the effective interest method over a weighted average life of 5.5 years.
B.Adjustments to interest income on securities of $90.3 million and $120.4 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, to record the estimated accretion of the fair value adjustments to acquired available for sale and held to maturity securities. Pro forma accretion was based on the use of straight-line methodology, over an estimated approximate life of 8 years.
C.Adjustment to interest expense on deposits of $23.1 million for the year ended December 31, 2024 to record the estimated accretion of the deposit discount on acquired interest-bearing deposits. Pro forma accretion was based on the use of straight-line methodology, using an estimated life of one year.
D.Adjustment to interest expense on borrowings of $(8.0) million and $(10.7) million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, to record the estimated amortization of the premium on long-term debt. Pro forma amortization was based on the use of straight-line methodology, using an estimated life of 3 years.
E.Adjustment to record provision expense on Synovus’ non-PCD loans of $251.9 million.
F.Adjustment to salaries and other personnel expense to reflect expected merger-related change in control payments of $72.0 million.
G.Adjustment to equipment and occupancy expense of $9.9 million and $13.2 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, to reflect increases of depreciation expense as a result of estimated fair value on acquired property. Pro forma depreciation was based on the use of straight-line methodology, using an average life of the depreciable assets of 18 years.
H.Net adjustments to intangible amortization of $132.4 million and $194.0 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, to eliminate Synovus amortization on other intangible assets and record estimated amortization of acquired other intangible assets. Core deposit intangibles will be amortized using the sum-of-the-years-digits method over ten years. Wealth customer relationship intangible assets will be amortized based on the use of straight-line methodology over ten years.

			Amortization Expense
	Estimated	Useful Life	Nine months ended	Year ended
	Fair Value	(years)	September 30, 2025	December 31, 2024
in thousands
Core deposit intangible	$1,022,600	10	$125,501	$185,927
Wealth customer relationship intangible	197,000	10	14,775	19,700
	$1,219,600		$140,276	$205,627
Historical amortization expense			(7,882)	(11,609)
Pro forma net adjustment to amortization			$132,394	$194,018
Amortization for next five years
Remainder of 2025	$46,758
2026	187,035
2027	168,442
2028	149,849
2029	131,256

I.Adjustment to other noninterest expense to reflect expected merger-related transaction costs of $59.5 million.
J.Adjustment to income tax expense (benefit) to record the income tax effects of pro forma adjustments at the estimated combined statutory federal and state rate of 25.3%.
K.Adjustment to net income (loss) attributable to noncontrolling interest to record the effects of pro forma adjustments that relate to Synovus noncontrolling interest.
L.Adjustments to weighted-average shares of Pinnacle common stock outstanding to eliminate weighted average shares of Synovus common stock outstanding and record shares of Newco common stock outstanding, calculated using an exchange ratio of 0.5237 per share for all shares. The calculation of weighted average shares outstanding for both basic and diluted earnings per share assumes that the shares issuable related to the merger have been outstanding for the entire periods presented. At this time, Pinnacle has not completed its analysis and calculations in sufficient detail related to eligible employee and vesting schedules in order to determine the impact to the diluted weighted average shares from the conversion of equity awards.

Pro forma basic weighed average shares	Shares
	September 30, 2025	December 31, 2024
in thousands
Historical Pinnacle weighted average shares outstanding, basic	76,841	76,461
Shares of Newco common stock to be issued to holders of Synovus common stock pursuant to the merger	73,089	73,089
Pro forma weighted average shares, basic	149,930	149,550

Historical Pinnacle weighted average shares outstanding, diluted	77,243	77,131
Shares of Newco common stock to be issued to holders of Synovus common stock pursuant to the merger	73,089	73,089
Pro forma weighted average shares, diluted	150,332	150,220